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EXHIBIT 23.3

CONSENT OF KPMG AUDIT PLC

The Board of Directors
uDate.com, Inc.:

        We consent to the use of our report dated February 6, 2003, on the consolidated financial statements of uDate.com, Inc. and subsidiaries included herein and to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus.

KPMG AUDIT PLC

KPMG Audit Plc
Nottingham, England
February 12, 2003

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CONSENT OF KPMG AUDIT PLC